UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2013

AG Mortgage Investment Trust, Inc.

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 26th floor

New York, New York 10167

(212) 692-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Resignation of Officer

On September 4, 2013, the Board of Directors (the “Board”) of AG Mortgage Investment Trust, Inc., a Maryland corporation (the “Company”), accepted the resignation of Frank Stadelmaier as Chief Financial Officer and Treasurer of the Company, effective as of September 4, 2013. Mr. Stadelmaier will continue to serve on the Board.

(c)	Appointment of Officer

Effective as of September 4, 2013, the Board appointed Brian C. Sigman as the Company’s Chief Financial Officer, Principal Accounting Officer and Treasurer. Mr. Sigman is 36 years old and previously was the Chief Financial Officer, Principal Accounting Officer and Treasurer of Newcastle Investment Corp. (“Newcastle”) from August 2008 to May 2013. He was also a Managing Director of Newcastle’s external manager, an affiliate of Fortress Investment Group LLC. Mr. Sigman served as Vice President of Finance of Newcastle from 2006 to 2008 and as Assistant Controller from 2003 through 2006. From 1999 to 2003, Mr. Sigman was a Senior Auditor at Ernst & Young LLP.

Mr. Sigman is not employed by the Company, but he is employed by AG REIT Management, LLC, a Delaware limited liability company (the “Manager”), which serves as the external manager of the Company. There are no family relationships between Mr. Sigman and any director or executive officer of the Company, and Mr. Sigman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement (whether or not written) to which Mr. Sigman is a party or in which he participates that is entered into or materially amended in connection with the Company’s appointment of Mr. Sigman, or any grant or award to Mr. Sigman or modification thereto, under any such plan, contract or arrangement in connection with such appointment.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 4, 2013, issued by AG Mortgage Investment Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2013	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ ALLAN KRINSMAN
	Name:	Allan Krinsman
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 4, 2013, issued by AG Mortgage Investment Trust, Inc.